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                                                                     EXHIBIT 3.4

                         CHAPARRAL NETWORK STORAGE, INC.

                           AMENDED AND RESTATED BYLAWS
                   (AMENDED AND RESTATED AS OF _______, 2000*)

                                   ARTICLE I
                                    OFFICES


         The registered office of Chaparral Network Storage, Inc. (the "Company") in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company shall have offices at such other places as the Board of Directors may from time to time determine or as the business of the Company may require.

                                   ARTICLE II
                                  STOCKHOLDERS

Section 1.        Annual Meetings.

                  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors. Each annual meeting shall be held at such place, within or without the State of Delaware, as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of such annual meeting. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

Section 2.        Special Meetings.

                  Except as otherwise required by law or by the Certificate of Incorporation, special meetings of stockholders may be called only by the chairman of the board, the chief executive officer, the president, or by any officer of the Company upon the written request of a majority of the Board of Directors, or as may be designed in the Certificate of Incorporation.

Section 3.        Stockholder Action.

                  Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such stockholders, and no action shall be taken by the stockholders by written consent.

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*effective date of IPO

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Section 4.        Notice of Meeting.

                  Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation, in the manner prescribed by law.

Section 5.        Waiver.

                  Attendance of a stockholder of the Company, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

Section 6.        Voting List.

                  The secretary shall prepare and make available, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 7.        Quorum.

                  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-half of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting may postpone or adjourn the meeting from time to time, without notice of time and place if the time and place are announced at the meeting, until a quorum shall be present. At such postponed or adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the postponement or adjournment is for more than thirty (30) days or if after the postponement or adjournment a new record date is fixed for the postponed or adjourned meeting, a notice of the postponed or adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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Section 8.        Record Date.

                  In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting of stockholders; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or for the purpose of any other lawful action; the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. The record date for any other action shall not be more than sixty (60) days prior to such action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be the close of business on the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day preceding the day on which the meeting is held; and
(ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 9.        Voting and Proxies.

                  At every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern.

Section 10.       Procedure.

                  The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

                                  ARTICLE III
                                   DIRECTORS

Section 1.        Number.

                  Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation, the number of directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors; provided, however, that the number of directors shall at no time

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be less than three (3) or greater than nine (9) and further provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2.        Election and Terms.

                  A director shall hold office until the annual meeting for the year in which his or her term expires and until his successor shall be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office.

Section 3.        Classes of Directors.

                  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting.

                  Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

Section 4.        Vacancies.

                  Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy occurred and until such director's successor shall have been elected and qualified.

Section 5.        Resignation.

                  Any director may resign at any time by delivering his or her written resignation to the secretary of the Company, such resignation to specify whether it will be effective at a particular time, upon receipt by the secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

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Section 6.        Removal.

                  Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Company entitled to vote upon the election of directors.

Section 7.        Regular Meetings.

                  The first meeting of each newly elected Board of Directors elected at the annual meeting of stockholders shall be held promptly after the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

Section 8.        Special Meetings.

                  Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the chairman of the board, the chief executive officer or the president, or by any officer of the Company upon the request of two or more Directors.

Section 9.        Notice of Meetings.

                  No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place of a special meeting shall be given in sufficient time for the convenient assembly of the directors at the meeting.

Section 10.       Waiver.

                  Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 11.       Quorum.

                  Except as may be otherwise provided by law, in the Certificate of Incorporation, or in these Bylaws, the presence of a majority of the directors, or of a majority of all the members of any committee thereof, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors, or of such committee, and the act of a majority of the directors present at a board or committee meeting at which a quorum is present shall be deemed the act of the Board of Directors, or of such committee. A majority of the directors present,

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whether or not a quorum is present, may adjourn any meeting of the Board of
Directors to another time and place.

Section 12.       Participation in Meetings by Conference Telephone.

                  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which each person participating in the meeting can hear each other participant, and such participation shall constitute presence in person at such meeting.

Section 13.       Powers.

                  The business, property and affairs of the Company shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Company to do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 14.       Action without a Meeting.

                  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

                                   ARTICLE IV
                                   COMMITTEES

Section 1.        Designation of Committees.

                  The Board of Directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Company. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

Section 2.        Committee Powers and Authority.

                  The Board of Directors may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the Board of Directors in reference to amending the Certificate of

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 Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                                   ARTICLE V
                                    OFFICERS

Section 1.        Number.

                  The officers of the Company shall be appointed or elected by the Board of Directors. The officers shall be a chief executive officer, a president, chief financial officer, chief operating officer, such number of vice presidents as the Board of Directors may from time to time determine, and a secretary. Any person may hold two or more offices at the same time.

Section 2.        Additional Officers.

                  The Board of Directors may appoint such other officers as it shall deem appropriate.

Section 3.        Term of Office, Resignation.

                  All officers, agents and employees of the Company shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by giving written notice of his or her resignation to the chief executive officer, the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office shall be filled by the Board of Directors.

Section 4.        Duties.

                  The officers of the Company shall perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors or the president or chief executive officer. In the absence of such assignment, the officers shall have the duties and powers described in Sections 5 through 8 of this Article.

Section 5.        Chief Executive Officer.

                  The chief executive officer, subject to the direction and control of the Board of Directors, shall manage the business of the Company, including defining the responsibilities of the other officers of the Company. The chief executive officer may execute contracts, deeds and other instruments on behalf of the Company. The chief executive officer shall have full authority on behalf of the Company to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Company and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Company. The chief executive officer

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shall perform such other duties as the Board of Directors may from time to time prescribe or delegate to him or her.

Section 6.        President, Chief Operating Officer and Chief Financial Officer

                  Each of the president, chief operating officer and chief financial officer, subject to the direction of the Board of Directors and the chief executive officer, shall manage the business of the Company. Each such officer may execute contracts, deeds and other instruments on behalf of the Company. Each of them shall have full authority on behalf of the Company to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Company and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Company. Each of them shall perform such other duties as the Board of Directors may from time to time prescribe or delegate to him or her.


Section 7.        Vice President.

                  Each vice president, if any, shall perform such functions as may be prescribed by the Board of Directors, the chief executive officer, the president, chief operating officer, chief financial officer or any executive vice president.

Section 8.        Secretary.

                  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the Board of Directors, shall give notice of any such special meeting. The secretary shall keep the minutes of all meetings of the stockholders, the Board of Directors, and any committee established by the Board of Directors. The secretary shall be responsible for the maintenance of all corporate records of the Company and may attest documents on behalf of the Company. The secretary shall perform such other duties as the Board of Directors, the chief executive officer or the president may from time to time prescribe or delegate to him or her.

Section 9.        Compensation.

                  Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the Board of Directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

                                   ARTICLE VI
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.        Directors and Officers.

                  Subject to the Certificate of Incorporation and the other sections of this Article, the Company shall indemnify, to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware in effect on the date hereof and as amended from time to time, any

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person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any action, suit or proceeding by or in the right of the Company (a "Proceeding"). The Company shall advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if such person is an officer or director of the Company, shall include or be preceded or accompanied by an undertaking by or on behalf of such person to repay any expenses advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expenses. Costs, charges or expenses of investigating or defending Proceedings for which indemnity shall be sought hereunder may be incurred without the Company's consent provided that no settlement of any such Proceeding may be made without the Company's consent, which consent shall not be unreasonably withheld.

Section 2.        Subrogation.

                  In the event of payment under these Bylaws, the indemnifying party or parties shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person therefor and such indemnified person shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

Section 3.        Presumptions and Effect of Certain Proceedings.

                  a. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that such person is entitled to indemnification under this Article, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                  b. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in these Bylaws) of itself adversely affect the right of any person to indemnification or create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

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Section 4.        Exception to Right of Indemnification or Advancement of
                  Expenses.

                  Notwithstanding any other provision of these Bylaws, no person shall be entitled to indemnification or advancement of expenses under these Bylaws with respect to any Proceeding brought by such person, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

Section 5.        Contract.


                  a. The foregoing provisions of this Article shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

                  b. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.

Section 6.        Surviving Corporation.

                  The Board of Directors may provide by resolution that references to "the Company" in this Article shall include, in addition to this Company, all constituent corporations absorbed in a merger with this Company so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee or agent of another corporation, partnership, joint venture, trust, association or other entity shall stand in the same position under the provisions of this Article with respect to this Company as he or she would have stood if he or she had served this Company in the same capacity or is or was so serving such other entity at the request of this Company, as the case may be.

Section 7.        Inurement.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 8.        Employees and Agents.

                  To the same extent as it may do for a director or officer, the Company may indemnify and advance expenses to a person who is not and was not a director or officer of the Company but who is or was an employee or agent of the Company.

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                                  ARTICLE VII
                                  CAPITAL STOCK

Section 1.        Certificates.

                  Each stockholder of the Company shall be entitled to a certificate or certificates signed by or in the name of the Company by the appropriate officers of the Company, certifying the number of shares of stock of the Company owned by such stockholder. Any or all the signatures on such certificate may be a facsimile.

Section 2.        Facsimile Signatures.

                  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he, she or it was such officer, transfer agent or registrar at the date of issue.

Section 3.        Registered Stockholders.

                  The Company shall be entitled to treat the holder of record of any share or shares of stock of the Company as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

Section 4.        Cancellation of Certificates.

                  All certificates surrendered to the Company shall be cancelled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and cancelled.

Section 5.        Lost, Stolen or Destroyed Certificates.

                  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. In his or her discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the appropriate officers may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, give the Company and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Company and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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Section 6.        Transfer of Shares.

                  Subject to restrictions imposed by applicable law or contract, shares of stock shall be transferable on the books of the Company by the holder thereof, in person or by a duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Company or its agents may reasonably require.

Section 7.        Transfer Agents and Registrars.

                  The Company may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Company shall have a transfer agent, or until registered by the registrar, if the Company shall have a registrar. The duties of transfer agent and registrar may be combined.

                                  ARTICLE VIII
                                      SEAL


         The corporate seal shall bear the name of the Company and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be affixed to a document, whether impressed, reproduced or otherwise.

                                   ARTICLE IX
                                   FISCAL YEAR


         The fiscal year for the Company shall begin on April 1 and end on March 31.

                                   ARTICLE X
                                   AMENDMENTS

         Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a vote of at least two-thirds of the outstanding shares of the Company, provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may, by majority vote of all Directors, amend these Bylaws or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company.



                                                     ---------------------------
                                                                    , Secretary
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